Exhibit 10.53
ADDENDUM XIII
TO
SPRINT PCS MANAGEMENT AGREEMENT

Manager:	Shenandoah Personal Communications, LLC

Service Area:	Altoona, PA #12
Hagerstown, MD-Chambersburg, PA-Martinsburg, WV #179
Harrisburg, PA #181
Harrisonburg, VA #183
Washington, DC (Jefferson County, WV only) #471
Winchester, VA #479
York-Hanover, PA #483

This Addendum XIII dated September 14, 2012, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of November 5, 1999, by the same parties as this Addendum, which Management Agreement was initially amended by Addenda I-XII (as so amended, the “Management Agreement”). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

The Management Agreement is modified as follows:

1.           Consent and Agreement.  Sprint PCS is entering into that certain Consent and Agreement with CoBank, ACB as Administrative Agent (which Consent and Agreement, as amended and modified from time to time, is referred to as the “Consent and Agreement”) to enable Manager’s parent to obtain loans (the “Loans”) from the Lenders (as such term is defined in the Consent and Agreement) and their successors and assigns as provided by the Credit Agreement (as such term is defined in the Consent and Agreement).

2.           Consent and Agreement Not Assignable. Except as expressly required or permitted in the Consent and Agreement, Manager may not assign the Consent and Agreement.

3.           Notices. Manager agrees to promptly give Sprint PCS a copy of any notice that Manager receives from or gives to Administrative Agent or any Secured Party (as those terms are defined in the Consent and Agreement).  Sprint PCS agrees to promptly give Manager a copy of any notice that Sprint PCS gives to Administrative Agent or any Secured Party.

4.           Financial Information. Manager agrees to give Sprint PCS a copy of all financial information it gives Administrative Agent or any Secured Party.

5.           No Defaults Under Credit Documents or Sprint Agreements. Manager warrants and represents that as of the date hereof, no Default or Event of Default under any of the Loan Documents (as those terms are defined in the Consent and Agreement) has occurred, and no Event of Termination under the Management Agreement has occurred.

6.           Sharing Confidential Information with Lenders. Section 12.2(b)(vii) of the Management Agreement is amended by inserting the words “or has provided” between the words “is considering providing” and “financing.”

7.           Reaffirmation of Sprint Agreements. Each of the undersigned reaffirms in their entirety, together with their respective rights and obligations thereunder, the Management Agreement, the Services Agreement, the License Agreements and any other of the Sprint Agreements (as those terms are defined in the Consent and Agreement).

8.           Counterparts. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

 IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

SHENANDOAH PERSONAL COMMUNICATIONS, LLC

By:	/s/ Christopher E. French
Name:	Christopher E. French
Title:	President

SPRINT SPECTRUM L.P.

By:	/s/ Traci Jovanovic
Name:	Traci Jovanovic
Title:	Vice President

SPRINT COMMUNICATIONS COMPANY, L.P.

By:	/s/ Traci Jovanovic
Name:	Traci Jovanovic
Title:	Vice President

WIRELESSCO, L.P.

By:	/s/ Traci Jovanovic
Name:	Traci Jovanovic
Title:	Vice President

APC PCS, LLC

By:	/s/ Traci Jovanovic
Name:	Traci Jovanovic
Title:	Vice President

PhillieCo, L.P.

By:	/s/ Traci Jovanovic
Name:	Traci Jovanovic
Title:	Vice President